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May 29, 2014

Crossroads Systems, Inc.

1100 North Mopac Expressway

Austin, TX 78759

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Crossroads Systems, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a base prospectus (the “Base Prospectus”) which forms a part of the Registration Statement. The Base Prospectus provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as may be supplemented from time to time by one or more Prospectus Supplements) will relate to:

(1) the offering and sale, from time to time, by the Company of up to an aggregate offering price of $25,000,000 of any combination of the following securities of the Company:

(i) shares of common stock, par value $0.001 per share (“Common Stock”) and with respect to the Common Stock, the preferred stock purchase rights associated with the Common Stock to be issued pursuant to that certain Tax Benefit Preservation Plan, dated as of May 23, 2014, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent;

(ii) shares of preferred stock, par value $0.001 per share (“Preferred Stock”);

(iii) depositary shares representing fractional shares of Preferred Stock (“Depositary Shares”);

(iv) warrants to purchase Common Stock or Preferred Stock or other securities, properties or assets (“Warrants”);

(v) subscription rights to purchase securities of the Company (“Subscription Rights”); and

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May 29, 2014

(vi) units consisting of combinations of any of the foregoing securities (“Units”); and

(2) secondary sales, from time to time in one or more offerings, by the selling securityholders named in the Registration Statement (the “Selling Securityholders”) of up to 2,979,933 shares of Common Stock, consisting of 1,986,622 shares of outstanding Common Stock and up to 993,311 shares of Common Stock issuable upon the exercise of Warrants.

The foregoing securities are collectively referred to herein as the “Securities.”

As the basis for the opinions hereinafter expressed, we have examined: (i) originals, or copies certified or otherwise identified, of (a) the Registration Statement; (b) the Sixth Amended and Restated Certificate of Incorporation of the Company, as amended to date; (c) the Certificate of Designation of 5.0% Series F Convertible Preferred Stock of the Company, as amended to date; (d) the Warrants held by the Selling Securityholders; (e) the Bylaws of the Company, as amended to date; (f) certain resolutions of the Board of Directors of the Company (the “Board”) and committees thereof; and (g) such other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion; and (ii) such statutes, including the Delaware General Corporation Law, and regulations as we have deemed necessary or advisable for the purposes of this opinion. We have not independently verified any factual matter relating to this opinion.

In making our examination, we have assumed and have not verified (i) that all signatures on documents examined by us are genuine, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

We have further assumed that, after the date hereof, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (ii) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (iii) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; and (iv) none of the terms of any Securities to be established after the date hereof, nor the issuance and delivery of any such Securities nor the compliance by the Company with the terms of such Securities will violate any applicable law or will result in violation of any provision of any instrument or agreement then binding on the Company, or will violate any restriction then imposed by a court or governmental body having jurisdiction over the Company.

May 29, 2014

With respect to the Securities to be offered and sold by the Company, we have further assumed (i) the taking by the Company of all necessary corporate action to establish the terms of and to authorize and approve the issuance of such Securities and any other Securities issuable upon conversion or exercise of such Securities, the specific terms of the offering thereof and related matters; (ii) in the case of one or more series of Preferred Stock or any Securities convertible into or exercisable for Preferred Stock, the due filing with the Office of the Secretary of State of the State of Delaware of a Certificate of Designation establishing such series of Preferred Stock to be issued and the conformity of such Certificate of Designation with the Company’s Certificate of Incorporation and Bylaws and with applicable law then in effect; (iii) that a definitive purchase, underwriting, subscription or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and that the consideration payable for the Securities sold thereunder will have been paid to the Company in accordance with such agreement(s); and (iv) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

With respect to the Securities to be offered and sold by the Selling Securityholders, we have assumed that all relevant corporate actions heretofore taken by the Board and any committee thereof with respect to the authorization of the issuance thereof remain in full force and effect after the date hereof.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1)         with respect to shares of Common Stock to be issued by the Company, upon the issuance and delivery of such shares of Common Stock either (i) in accordance with the terms of the applicable definitive purchase, underwriting, subscription or similar agreement approved by the Board, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such shares of Common Stock will be validly issued, fully paid and nonassessable;

(2)         with respect to any series of shares of Preferred Stock to be issued by the Company, upon the issuance and delivery of such shares of Preferred Stock either (i) in accordance with the terms of the applicable definitive purchase, underwriting, subscription or similar agreement approved by the Board, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such shares of Preferred Stock will be validly issued, fully paid and nonassessable;

May 29, 2014

(3)         with respect to Depositary Shares to be issued by the Company, upon (a) the due authorization and valid execution and delivery by the Company and the depositary appointed by the Company of a Deposit Agreement (the “Deposit Agreement”) relating to the Depositary Shares and the related Depositary Receipts (the “Depositary Receipts”), (b) the deposit of the shares of Preferred Stock underlying such Depositary Shares with a bank or trust company under the Deposit Agreement and (c) the due execution, countersignature, registration and delivery of the Depositary Receipts in accordance with the appropriate Deposit Agreement and the applicable definitive purchase, underwriting, subscription or similar agreement approved by the Board and upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued, fully paid and nonassessable;

(4)         with respect to any Warrants to be issued by the Company, upon (a) the execution and delivery by all parties thereto and the issuance of the applicable Warrants and any applicable definitive purchase, underwriting, subscription, warrant or similar agreement approved by the Board, and (b) payment (or delivery) of the consideration therefor provided for in any purchase, underwriting, subscription or similar agreement, such Warrants will constitute valid and legally binding obligations of the Company; and

(5)         with respect to any Subscription Rights to be issued by the Company under a rights agreement, upon (a) the execution and delivery by all parties thereto, and the issuance of the applicable Subscription Rights and the applicable definitive purchase, underwriting, subscription or similar agreement approved by the Board, and (b) payment (or delivery) of the consideration therefor provided for in such purchase, underwriting, subscription or similar agreement, such Subscription Rights will constitute valid and legally binding obligations of the Company;

(6)         with respect to the Units to be issued by the Company, upon (a) the execution and delivery by all parties thereto, and the issuance of the applicable Units and the applicable definitive purchase, underwriting, unit or similar agreement approved by the Board, and (b) payment (or delivery) of the consideration therefor provided for in such purchase, underwriting, unit or similar agreement, such Units will constitute valid and legally binding obligations of the Company;

(7)         with respect to 1,986,622 shares of outstanding Common Stock held by the Selling Securityholders, such shares of Common Stock have been duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid and nonassessable; and

(8)         with respect to up to 993,311 shares of Common Stock that may be issued upon the exercise of Warrants held by the Selling Securityholders, such shares of Common Stock been duly authorized by all necessary corporate action of the Company and, when issued and paid for in accordance with the terms and conditions of such Warrants, such shares will be validly issued, fully paid and nonassessable.

Our opinions in paragraphs 4, 5 and 6 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

May 29, 2014

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and the federal laws of the United States of America. For purposes of this opinion, we assume that the Securities were, or will be, as applicable, issued in compliance with all applicable state securities or blue sky laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time.

Very truly yours,

/s/ Andrews Kurth LLP